URGENT, 2nd Notice of NOVEMBER 2, 2001 SPECIAL MEETING and online Proxy Vote

October 11, 2001

Dear E*TRADE Funds Shareholder:

On September 25, 2001 we sent you an email letting you know that the E*TRADE Funds shareholder meeting is scheduled for November 2, 2001 and asking that you vote on some important matters. We have not yet received your vote.

Please take a few minutes to vote the proxy today so that your voice can be heard. The entire process is electronic and can be done by going to the web site http://www.eproxyvote.com/etecx2/

To access your proxy card, you will need to enter your control number exactly as it appears below.

CONTROL NUMBER: Btestsend

The E*TRADE Funds' Board of Trustees recommends that you vote FOR each item. Your vote is very important regardless of how many E*TRADE Funds you own and how many shares you own.

If you have any questions or would like to vote your proxy now, please call 888-850-5668.

We thank you in advance for your time and vote.

Sincerely,

E*TRADE Funds

Vote Your Proxy


Your vote counts so take a moment to vote today. Thank you.